The Universal Institutional Funds, Inc. - Emerging Markets
Equity Portfolio.
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Yandex NV
Purchase/Trade Date:	 3/12/2013
Offering Price of Shares: $22.75
Total Amount of Offering:   24,253,987 shares
Amount Purchased by Fund: 60,100  shares
Percentage of Offering Purchased by Fund: 0.248
Percentage of Fund's Total Assets: 0.32
Brokers:  Morgan Stanley, Deutsche Bank Securities,
Goldman Sachs & Co.
Purchased from:  Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Bank Zachodni WBK S.A.
Purchase/Trade Date:	 3/22/2013
Offering Price of Shares: PLN 245.00
Total Amount of Offering: 19,978,913 shares
Amount Purchased by Fund: 40,907 shares
Percentage of Offering Purchased by Fund: 0.205
Percentage of Fund's Total Assets: 0.75
Brokers:  Deutsche Bank Securities, Citigroup, Morgan
Stanley, BofA Merrill Lynch, Credit Suisse, KBC
Securities, Santander Investment, Dom Maklerski BZ
WBK S.A., Goldman Sachs International, UBS Investment
Bank, RBC Europe Limited, Dom Maklerski PKO Banku
Polskiego w Warszawie, ING, Societe Generale
Purchased from:  Deutsche Bank London
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Matahari Department Store
Purchase/Trade Date:	 3/25/2013
Offering Price of Shares: IDR 10,850
Total Amount of Offering: 1,167,170,000 shares
Amount Purchased by Fund: 1,926,000 shares
Percentage of Offering Purchased by Fund: 0.165
Percentage of Fund's Total Assets: 0.33
Brokers:  CIMB, Morgan Stanley, UBS, Mandin Sekuritas,
Maybank, Standard Chartered
Purchased from:  CIMB Securities BHD
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	BTS Rail Mass Transit Growth
Infrastructure Fund Foreign
Purchase/Trade Date:	4/5/2013
Offering Price of Shares: THB10.800
Total Amount of Offering: 5,788,000,000 shares
Amount Purchased by Fund: 6,389,300  shares
Percentage of Offering Purchased by Fund: 0.359
Percentage of Fund's Total Assets: 0.57
Brokers:  Morgan Stanley, UBS, Phatra Securities
Purchased from:  UBS Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.